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Exhibit 21

SUBSIDIARIES OF SPHERION CORPORATION

        Following is a list of the direct and indirect subsidiaries of Spherion Corporation a Delaware corporation. Certain inactive subsidiaries have been excluded from the list below as such subsidiaries, when considered in the aggregate as one subsidiary, would not constitute a "significant subsidiary." All active subsidiaries do business under their corporate name listed below, or close derivatives thereof, except where indicated otherwise:

3210570 Canada Inc.	Canada
3736008 Canada Inc.	Canada
6063721 Canada Inc.	Canada
Atrium (AU-B) Pty Limited	Australia
Atrium (NL-A) Inc.	Florida
Atrium (U.S.-B) Inc.	Delaware
C.C. Agency Services Limited	United Kingdom
Comtex Information Systems, Inc.	Delaware
Crone Corkill Limited	United Kingdom
Employment Centre Trucking Services Inc.	Canada
Equus People Pty Ltd	Australia
FSS International Limited	United Kingdom
HCA—Home Care Services, Inc.	New York
Human Resource Capital Group Inc.	Canada
JobOptions, Inc.	Delaware
Miss Hall's Personnel Service Limited	Canada
NorCross Holdings LLC	Delaware
NorCross Teleservices L.P.	Delaware
Norrell Corporation	Delaware
Norrell Health Care of New York, Inc.	New York
Norrell Health Care, Inc.	Georgia
Norrell International Ltd.	Nevada
Norrell Resources Corporation	Delaware
Norrell Services, Ltd	Canada
Norrell Temporary Services, Inc.	Georgia
Parity People Pty Ltd	Australia
Pec3.com Pty Ltd	Australia
Plusbox Limited	United Kingdom
Rich Field Agency, Inc.	Florida
RTO Insurance Limited	Bermuda
Spherion (ACT) Pty Ltd	Australia
Spherion Assessment Inc.	North Carolina
Spherion Atlantic Enterprises LLC *	Delaware
Spherion Atlantic Operations LLC *	Delaware
Spherion Atlantic Resources LLC *	Delaware
Spherion Atlantic Workforce LLC *	Delaware
Spherion Australia Pty Ltd	Australia
Spherion Cybercentre B.V.	Netherlands
Spherion Education (S) Pte Ltd	Singapore
Spherion Education Limited	United Kingdom
Spherion Education Limited	Hong Kong
Spherion Education Pty Ltd	Australia
Spherion Education Pty Ltd	New Zealand
Spherion (Europe) Inc.	Delaware

Spherion (Europe) Staffing Limited	United Kingdom
Spherion Financial Corporation	Delaware
Spherion Flex Support B.V.	Netherlands
Spherion Group Limited	Australia
Spherion Holdings Ltd.	Cayman Islands
Spherion Limited	Hong Kong
Spherion Ltd	United Kingdom
Spherion Ltd	Ireland
Spherion Netherlands B.V.	Netherlands
Spherion Office & Professional Limited	New Zealand
Spherion Operations Inc.	Delaware
Spherion Outsourcing Solutions Pty Ltd	Australia
Spherion Pacific Enterprises LLC *	Delaware
Spherion Pacific Operations LLC *	Delaware
Spherion Pacific Resources LLC *	Delaware
Spherion Pacific Workforce LLC *	Delaware
Spherion Panama S.A.	Panama
Spherion Panama Staffing, S.A.	Panama
Spherion Payroll Pty Ltd	Australia
Spherion Recruitment Group B.V.	Netherlands
Spherion Recruitment Solutions Pty Ltd	Australia
Spherion Recruitment Solutions Pty Ltd	New Zealand
Spherion (S) Pte Ltd	Singapore
Spherion Technology Infrastructure Solutions Limited	United Kingdom
Spherion Technology Solutions Pty Ltd	Australia
Spherion U.S. Inc.	Florida
Spherion (UK) Holdings Limited	United Kingdom
Spherion UK PLC	United Kingdom
Spherion UK Services Limited	United Kingdom
Spherion Worldwide Holding B.V.	Netherlands
  *
  Also do business as:

Spherion—Staffing Services
Spherion—Outsourcing
Spherion—Technology
Spherion—Professional Recruiting
Spherion—Professional Services
Spherion—Human Capital Consulting
Spherion—Legal
Spherion—Deposition Services
Spherion—HR Consulting

Norrell
Bossler Hix
Enthusian
Personnel Pool
DepoLab

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SUBSIDIARIES OF SPHERION CORPORATION